EXHIBIT 23.1


Environmental Remediation Holding Corporation
3-5 Audrey Avenue
Oyster Bay, New York 11771


                          INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Environmental Remediation Holding Corporation on Amendment 3 to Form S-1 of our report dated January 21, 1999 on the consolidated financial statements of the Company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                               /s/ Durland & Company, CPAs, P.A.

Palm Beach, Florida
January 28, 1999